Ex. T3A.47
Minimum Fee $105. (See §1403 sub-§§1 and 2)
DOMESTIC	File No. 19990080 D Pages 3
BUSINESS CORPORATION	Fee paid $ 105
DCN 1981981600009 ARTI
Filed
STATE OF MAINE	17-JUL-98

Nancy B. Kelleher
ARTICLES OF INCORPORATION	________________________
Deputy Secretary of State
(Check box only if applicable)
A True Copy When Attested By Signature
☐ This is a professional service corporation formed pursuant
to 13 MRSA Chapter 22.	Nancy B. Kelleher
________________________
Deputy Secretary of State

Pursuant to 13-A MRSA §403, the undersigned, acting as incorporator(s) of a corporation, adopt(s) the following Articles of Incorporation:

FIRST:	The name of the corporation is UNO of Bangor, Inc.
and its principal business location in Maine is 633 Stillwater Avenue, Bangor, Maine 04401
(physical location - street (not P.O. Box), city, state and zip code)
SECOND:	The name of its Clerk, who must be a Maine resident, and the registered office shall be:

Peter B. Webster
(name)
One Portland Square, Portland, ME 04101
(physical location – street (not P.O. Box), city, state and zip code)
(mailing address if different from above)

THIRD:	(“X” one box only)

☒ A. 1.	The number of directors constituting the initial board of directors of the corporation is 3 (Sec §703.1.A.)
2.
If the initial directors have been selected, the names and addresses of the persons who are to serve as directors until the first annual meeting of the shareholders or until their successors are elected and shall qualify are:

NAME	ADDRESS
Aaron D. Spencer	100 Charles Park Road, West Roxbury, MA 02132
Craig S. Miller	100 Charles Park Road, West Roxbury, MA 32132
Robert M. Brown	100 Charles Park Road, West Roxbury, MA 02132

3.	The board of directors ☒ is ☐ is not authorized to increase or decrease the number of directors.
4.	If the Board is so authorized, the minimum number, if any, shall be 3 directors, (See §703.1A.) and the maximum number, if any, shall be 3 directors.
☐ B.
There shall be no directors initially; the shares of the corporation will not be sold to more than twenty (20) persons; the business of the corporation will be managed by the shareholders. (See §701.2.)

(MAINE – 2324 – 10/23/96)

FOURTH:	(“X” one box only)

☒	There shall be only one class of shares (title of class) Common
Par value of each share (if none, so state) No par value Number of shares authorized 100
☐	There shall he two or more classes of shares. The information required by §403 concerning each such class is set out in Exhibit ____attached hereto and made a part hereof.

SUMMARY
The aggregate par value of all authorized shares (of all classes) having a par value is $ 0 The total number of authorized shares (of all classes) without par value is 100 shares
FIFTH:	(“X” one box only) Meetings of the shareholders ☒ may ☐ may not be held outside of the State of Maine.
SIXTH:	(“X” if applicable) ☒ There are no preemptive rights.
SEVENTH:	Other provisions of these articles, if any, including provisions for the regulation of the internal affairs of the corporation, are set out in Exhibit ___attached hereto and made a part hereof.

INCORPORATORS	DATED July 16, 1998

/s/	Street c/o 2 Oliver Street
(signature)	(residence address)
Carol O’Leary	Boston, MA 02109
(type or print name)	(city, state and zip code)
/s/	Street c/o 2 Oliver Street
(signature)	(residence address)
Traci Houck	Boston, MA 02109
(type or print name)	(city, state and zip code)
/s/	Street c/o 2 Oliver Street
(signature)	(residence address)
Kristen Betzger	Boston, MA 02109
(type or print name)	(city, state and zip code)

For Corporate Incorporators*
Name of Corporate Incorporator

By	Street
(signature of officer)	(principal business location)

(type or print name and capacity	(city, state and zip code)

*Articles are to be executed as follows:
If a corporation is an incorporator (§402), the corporate name should be typed or printed and signed on its behalf by an officer of the corporation. The articles of incorporation must be accompanied by a certificate of an appropriate officer of the corporation, not the person signing the articles, certifying that the person executing the articles on behalf of the corporation was duly authorized to do so.

SUBMIT COMPLETED FORMS TO: CORPORATE EXAMINING SECTION, SECRETARY OF STATE,
101 STATE HOUSE STATION, AUGUSTA, ME 04333-0101
FORM NO. MBCA-6     Rev.  96                                                                              TEL. (207) 287-4195

DOMESTIC

BUSINESS CORPORATION

STATE OF MAINE

ACCEPTANCE OF APPOINTMENT

AS CLERK OF

UNO OF BANGOR, INC.
(name of domestic business corporation)

Pursuant to 13-A MRSA §304.2-A, the undersigned hereby accepts the appointment as clerk for the above-named domestic business corporation.

CLERK	DATED July 16, 1998

/s/	Peter B. Webster
(signature)	(type or print name)

SUBMIT COMPLETED FORMS TO: CORPORATE EXAMINING SECTION, SECRETARY OF STATE,
101 STATE HOUSE STATION, AUGUSTA, ME 04333-0101
FORM NO. MBCA-18A    97                                                                              TEL. (207) 287-4195